                                                                 Exhibit (10)(j)
                                                                  PS Group, Inc.
                                                 1994 Annual Report on Form 10-K



                                                                   June 23, 1994


PS GROUP, INC.
4370 La Jolla Village Drive, Suite 1050
San Diego, California 92122
Attention:     Lawrence A. Guske
               Vice President Finance and
               Chief Financial Officer

Gentlemen:

Bank of America National Trust and Savings Association ("Bank") is pleased to amend and restate that certain Credit Agreement dated as of November 5, 1990, as amended, among PS Group, Inc., a Delaware corporation, ("Company"), the banks parties thereto, including Bank of America National Trust and Savings Association (in its capacity as a bank, "Bank"), and Bank of America National Trust and Savings Association, as agent for such banks (the "Existing Agreement") on the following terms and conditions:


I.   The Letters of Credit.
     ---------------------

     A. Subject to the terms and conditions set forth herein, Bank agrees to continue outstanding the standby letters of credit set forth on Exhibit A hereto issued under the Existing Agreement until their current expiration date or, in the case of any "evergreen" Letter of Credit, until Bank has notified Company in accordance with the terms thereof that it does not agree to renew such Letter of Credit.

     B. In addition to continuing the above letters of credit, Bank agrees to issue one additional standby letter of credit on or before July 31, 1994 in a face amount not exceeding $1,000,000 with an expiration not exceeding one year beyond the date of issuance (such letter of credit, together with the letters of credit set forth on Exhibit A, the "Letters of Credit").

PS GROUP, INC.
June 23, 1994
Page 2



     C. This is not a revolving credit, and once any Letter of Credit expires it may not be renewed or continued. Bank shall be under no obligation to renew or continue a Letter of Credit beyond its stated expiration.

     D. Company shall reimburse any drawings on the Letters of Credit immediately upon demand.

     E. Company agrees to pay to Bank a commission on each outstanding Letter of Credit in an amount equal to 1% per annum on the daily average aggregate undrawn face amount thereof, payable quarterly in arrears on the last day of each calendar quarter.

     F. Bank's standard fee schedule shall apply to all Letters of Credit including, without limitation, issuance, negotiation, amendment and transfer fees.

     G. Any amount not paid when due hereunder shall bear interest at a per annum rate which is equal to the Reference Rate plus 2 percent.

         The Reference Rate is the rate of interest publicly announced from time to time by Bank in San Francisco, California, as its "reference rate." It is a rate set by Bank based upon various factors including Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

     H. All interest and commissions shall be calculated on the basis of a 360-day year and actual days elapsed (which results in more interest and commissions than if a 365-day year were used).

II.  Payments.
     --------

     A. All payments to Bank shall be made at its Global Payment Operations, 1850 Gateway Boulevard, Concord, California 94520 in same day funds.

PS GROUP, INC.
June 23, 1994
Page 3


     B. Company agrees to make all payments or reimbursements hereunder free and clear of any deduction for any present or future taxes and agrees to pay any present or future taxes or charges with respect to such payments or reimbursements which may be imposed by any government authority, except net income taxes of Bank imposed by any jurisdiction.

     C. Company shall reimburse or compensate Bank, upon demand by Bank, for all costs incurred, losses suffered or payments made by Bank or any corporation controlling Bank which are applied or allocated by Bank to the transaction contemplated herein (all as determined by Bank in its sole and absolute discretion) by reason of:

         1. Any and all present or future reserve, deposit or similar requirements against (or against any class of or change in or in the amount of) assets or liabilities of, or commitments or extensions of credit made hereunder by, Bank;

         2. Any and all present or future capital or similar requirements affecting Bank or any corporation controlling Bank against (or against any class of or change in or in the amount of) assets or liabilities or, or commitments or extensions of credit by, Bank; and

         3. Compliance by Bank with any direction, requirements or request from any regulatory authority, whether or not having the force of law.

III. Security and Support.
     --------------------

     Company's obligations hereunder shall be secured by a cash collateral account in an amount equal to the total undrawn and drawn and unreimbursed amount of Letters of Credit pursuant to the First Amended and Restated Security Agreement (the "Security Agreement") in the form of Exhibit B hereto.

IV.  Conditions for Line.
     -------------------

     A. As a condition precedent to this Agreement becoming effective, Bank must have received all of the following in form and substance satisfactory to Bank :

PS GROUP, INC.
June 23, 1994
Page 4

         1. Corporate resolutions with certificate of incumbency evidencing the authority of the officer(s) executing this agreement and the Security Agreement on behalf of Company.

         2.  An amendment fee of $28,000.

         3. This agreement and the Security Agreement duly executed and delivered by Company, together with any account opening documents and deposits in such account required in connection herewith and therewith.

         4. Concurrently with the effectiveness of this agreement, banks other than Bank that are party to the Existing Agreement will be assigning their interests thereunder to Bank pursuant to documentation in form and substance satisfactory to Bank and, in connection therewith, Borrower will have paid to Bank, for distribution to such exiting banks, all amounts accrued and owing under the Existing Agreement to such banks.

     B. As a condition precedent to the issuance of the additional Letter of Credit hereunder:

         1. Each representation and warranty set forth in Section V below must be true and correct (and the request for the Letter of Credit shall be deemed a further representation that they are true and correct).

         2. No Event of Default or event which would, with due notice or lapse of time or both, constitute an Event of Default shall have occurred.

         3. The wording and beneficiary of the Letter of Credit shall be satisfactory to Bank.

         4. Bank shall have received a duly executed and completed standby letter of credit application on Bank's standard form.

PS GROUP, INC.
June 23, 1994
Page 5

V.   Representations and Warranties.  Company represents and warrants to Bank
     ------------------------------
that:

     A. Company and its Subsidiaries are corporations duly organized and existing under the laws of their respective jurisdiction of incorporation and are duly organized to do business and are in good standing under the laws of all jurisdictions in which they are doing business except where the failure to so qualify would not result in a material adverse effect upon (i) the business, operations, properties, assets, business prospects or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or (ii) the ability of Company to perform, or of Bank to enforce, the obligations of Company hereunder (a "Material Adverse Effect").

     B. All corporate action on the part of Company necessary for the authorization, execution, delivery and performance hereof has been duly taken.

     C. This agreement creates legally valid and binding obligations of Company, enforceable against Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

     D. All required waivers, consents, permissions or licenses from any governmental regulatory body to which Company is subject which are necessary in connection with this agreement and the borrowings hereunder have been obtained prior to the date hereof.

     E. Company's audited consolidated financial statements dated December 31, 1993 and unaudited consolidated financial statements dated March 31, 1994 fairly present the financial position and results of operations of Company and its consolidated subsidiaries as of the respective dates thereof. Since March 31, 1994 there has not been any Material Adverse Effect.

     F. The execution, delivery and performance by Company of this agreement do not and will not (a) violate any provision of law, the certificate of incorporation or bylaws of Company or any order, judgment or decree of

PS GROUP, INC.
June 23, 1994
Page 6


         any court or other agency of government binding on Company, or (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any agreement or instrument to which Company is a party or by which any of its properties or assets is bound.


VI.  Affirmative Covenants.
     ---------------------

     So long as credit is available hereunder and until full and final payment of all of Company's obligations hereunder and any other instruments or agreements required hereunder, Company shall:

     A. Promptly give written notice to Bank of any Event of Default or event which constitutes (with due notice or lapse of time or both) an Event of Default.

     B.  Deliver to Bank, in form and substance satisfactory to Bank:

         1. Within 120 days after the end of each fiscal year, Company's audited consolidated financial statements and unaudited consolidating financial statements for such year together with an opinion related to the audited financial statements of an independent certified accountant containing only such limitations and qualifications as shall be satisfactory to Bank;

         2. Within 60 days after the end of its first three (3) fiscal quarters, Company's consolidating financial statements for such quarter; and

         3. Within 10 days after the end of each month, a certificate signed by the chief financial officer, controller, treasurer or an assistant treasurer of Company stating that Company has been, and continues to be, in compliance with Paragraph VI.C. during such month.

     C. Maintain at all times an aggregate minimum of not less than Three Million Dollars in cash and cash equivalents on hand, unpledged and free and clear of all liens and

PS GROUP, INC.
June 23, 1994
Page 7


         encumbrances (including the lien of Bank under the Security Agreement) whether voluntary or involuntary.


VII. Default.  If any of the following events ("Events of Default") shall occur:
     -------

     A. Any reimbursement of any drawing under any Letter of Credit is not made when due; or any other payment required to be made hereunder is not made within three (3) days thereof when due; or

     B. Any representation or warranty to Bank in any document related to this financing proves to be in any respect false or misleading in any material respect at the time made and shall not have been cured within fifteen (15) days of the Company having become aware thereof; or

     C. Company fails to comply with any other term or provision of this agreement and such failure shall continue for more than thirty (30) days after written notice from Bank to Company of the existence and character of such Event of Default; or

     D. Any provision of this agreement or the Security Agreement shall for any reason cease to be valid and binding on or enforceable against Company or Company shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or the Security Agreement shall for any reason cease to create a valid security interest in the collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest; or

     E. Any bankruptcy, receivership, reorganization, liquidation, arrangement, insolvency or dissolution proceeding is commenced in any court by or against Company or any of its Subsidiaries under the laws of any jurisdiction;

     THEN, at option of Bank, all sums outstanding hereunder or under any instrument executed in connection herewith shall immediately be due and payable, together with all commissions and interest thereon, and the Bank may exercise the remedies available to it under law, in equity and under

PS GROUP, INC.
June 23, 1994
Page 8

     the Security Agreement, all without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived.


VIII.    Miscellaneous.
         -------------

     A. The obligation of Company to reimburse Bank for payments made by Bank under the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this agreement under all circumstances.

     B. This agreement shall bind and inure to the benefit of the parties and their respective successors and assigns; provided, however, Company
                                                  --------  -------
         shall not assign this agreement or any other instrument or agreement required hereunder or any rights, duties or obligations of Company herein and thereunder.

     E. Bank may at any time upon written consent by Company, which consent shall not be unreasonably withheld by Company, sell, assign, grant participation in, or otherwise transfer (a "Transfer") all or part of the obligations of Company or any part of them under this agreement, provided such Transfer shall result in no cost to Company not otherwise contemplated by this Agreement, and Company agrees each such disposition shall give rise to their direct obligation to any buyer, participant or assignee of Bank. Bank may disclose to any such prospective buyer information in Bank's possession concerning Company, this agreement.

     F. No delay or omission by Bank to exercise any right under this agreement or under any document related hereto shall impair such right, nor shall it be construed as a waiver thereof. No waiver of any breach or default shall be deemed a waiver of any subsequent breach or default. Any waiver, consent or approval under this agreement must be in writing to be effective.

     G. Company agrees to pay all costs, expenses and attorneys' fees (including the allocated costs of in-house counsel) incurred in the preparation, negotiation

PS GROUP, INC.
June 23, 1994
Page 9


         and administration of this agreement and the documents delivered in connection herewith and incurred in the enforcement and collection (including without limitation during any bankruptcy or receivership proceeding) of any indebtedness incurred or outstanding hereunder.

     H. This agreement, and all other instruments or agreements attached hereto, required hereunder, or referred to herein, integrate all the terms and conditions mentioned herein or incidental hereto, supersede all oral negotiations and prior existing with respect to the transactions authorized herein, and are intended by the parties as the final expression of their agreement with respect to the terms and conditions set forth herein and in any such other instruments or agreements. Notwithstanding any provision of any application relating to any Letter of Credit to the contrary, it is understood that in the event of any conflict between the terms of any such application and the terms of this agreement, the terms of this agreement shall control with respect to events of default, representations and warranties, and covenants, except that such application may provide for further warranties relating specifically to the transaction or affairs underlying such Letter of Credit.

     I. All notices, consents and other communications provided for or permitted hereunder, shall be given in writing and delivered or sent by hand, by telex, cable or facsimile transmission to each party at its address set forth below, or to such other addresses as either party may hereafter designate in writing:

         To Borrower
         -----------

         PS GROUP, INC.
         4370 La Jolla Village Drive, Suite 1050
         San Diego, California 92122
         Attention:     Lawrence A. Guske
                        Vice President Finance and
                        Chief Financial Officer
         Telephone: (619) 546-5004
         Facsimile: (619) 546-5017

PS GROUP, INC.
June 23, 1994
Page 10


         To Bank
         -------

         Bank of America National Trust
         and Savings Association
         555 South Flower Street, 11th Floor
         Los Angeles, California 90071
         Attention:     Carolyn Simmons
                        Vice President
                        Credit Products #5618
         Telephone: (213) 228-2832
         Facsimile: (213) 228-2756

     I. This agreement shall be governed by and construed under the laws of the State of California.

     J. This agreement amends and restates in its entirety the Existing Agreement. To the extent not amended, restated and set forth herein, all terms of the Existing Agreement shall be of no further force and effect from and after the date of this Agreement.

     This commitment shall expire unless accepted in writing by Company on or before June 30, 1994. If and when this agreement is accepted it shall constitute the final agreement between the parties hereto. Please indicate your acceptance of the foregoing by signing and returning a copy of this letter to my attention on or before such date.

                               Sincerely yours,

                               BANK OF AMERICA NATIONAL
                               TRUST AND SAVINGS ASSOCIATION


                               By:  /s/ Carolyn Simmons
                                  --------------------------
                                        Carolyn Simmons
                                        Vice President

AGREED TO AND ACCEPTED:
PS GROUP, INC.

Date: June 24, 1994
      --------------------------

/s/ L.A. Guske
- --------------------------------

By:  Lawrence A. Guske
   -----------------------------
Title:  Vice President - Finance
      --------------------------

                                   EXHIBIT A
                                   ---------

                               LETTERS OF CREDIT
                               -----------------


Standby Letter                                       Expiry or Reduction
of Credit No.              Face Amount                       Date
- --------------             -----------               -------------------
 LASB 213492 (a)           $  210,000.00             Evergreen; Bank to give
                                                     written notice to cancel
                                                     120 days prior to each
                                                     February 25

LASB 205060                  3,149,499.12            November 11, 1994
                             2,857,045.63            May 11, 1995
                             2,542,095.72            November 5, 1995

LASB 205062                  3,328,063.34            November 11, 1994
                             3,019,028.89            May 11, 1995
                             2,686,222.56            November 5, 1995

(a) Borrower intends to cancel/surrender by September 30, 1994. This standby letter of credit backs up the following standby letters of credit issued by Seattle First National Bank:

Standby Letter                                       Expiry or Reduction
of Credit No.              Face Amount                       Date
- --------------             -----------               -------------------

     66738                 $70,000                   Evergreen; SFNB to give
                                                     written notice to cancel
                                                     prior to each January 19

     71189                 70,000                    Evergreen; SFNB to give
                                                     written notice to cancel
                                                     prior to each January 18

     71190                 70,000                    Evergreen; SFNB to give
                                                     written notice to cancel
                                                     prior to each January 18

                                   EXHIBIT B
                                   ---------

                          FIRST AMENDED AND RESTATED
                              SECURITY AGREEMENT



         1. As security for the payment (in such manner and order as of the holder may elect) of any drawings under the Letters of Credit (as defined in the Agreement referred to below) and any extensions or renewals of the same and all other obligations of the undersigned pursuant to the amended and restated letter loan Agreement dated as of even date herewith between PS Group, Inc. ("Company") and Bank of America National Trust and Savings Association ("Bank") (as amended, restated, extended or otherwise modified from time to time, the "Agreement"), Company hereby assigns and grants a security interest in all money and property from time to time delivered to and deposited with Bank in the bank account identified on Schedule 1 attached hereto, together with all proceeds thereof, interest, earnings, money, rights to subscribe, new securities or other property to which Debtor is or may hereafter become entitled to receive on account of such property (the "collateral").

         2. Provided no Default or Event of Default has occurred and is continuing, Company may instruct Bank to invest the collateral in debt securities of the following types (the funds at any time and from time to time so invested and all proceeds thereof being herein called "Invested Assets"):

         (a) direct obligations of, or obligations the principal and interest of which are guaranteed by, the United States of America;

         (b) deposit accounts (which may be represented by certificates of deposits) in Bank and bankers acceptances drawn on and accepted by Bank;

         (c)  Pacific Horizon Government Agency Funds; and

         (d)  other debt securities approved by Bank in writing;

provided, however, that (i) in all cases the maturity of any such Invested
- --------  -------
Assets described in clauses (a) and (b) above shall not exceed six months; (ii) so long as no Default or Event of Default has occurred and is continuing, Bank shall remit any interest received on the Invested Assets to Company; (iii) so long as no Default or Event of Default has occurred and is continuing, Bank shall remit to Company the excess of total Invested Assets over the total undrawn and drawn and unreimbursed amount of ALL Letters of Credit; and (iv) Bank shall be satisfied, in its sole discretion, that the perfection and continuity of security interest granted hereunder in such Invested Assets shall not be adversely affected by such investment.

         3. Company, upon any Event of Default, authorizes Bank to cause to collect upon the collateral by transferring to the name of Bank or that of its nominee any investment securities, cash or any other assets now or hereafter deposited with it as collateral and further authorizes Bank at its option, without demand, advertisement or notice to liquidate all or any portion of the above collateral or any substitute or addition thereto, including evidences of debt, at public or private sale, at the best price offered and pursue any other remedy of a secured creditor under the California Uniform Commercial Code.

         4. Company waives, to the full extent permissible by law, the pleading of the statute of limitations as a defense to any demand hereunder, and hereby consents, without notice, to renewals and extensions of time, to the release, surrender of substitutions of collateral, and to the acceptance of any type of further security; and diligence, presentment, protest, demand and notice of every kind are hereby waived. Company also specifically agrees that it shall not be necessary for said holder to proceed against anyone liable for the payment of said obligations, or against any other security therefor, prior to or as a condition of realizing upon any security held hereunder.

         5. Terms not defined herein have the meanings assigned to them in the Agreement.

         6. Company agrees to pay all costs, expenses and attorneys' fees (including the allocated costs of in-house counsel) incurred in the preparation, negotiation and administration of this agreement and the documents delivered in connection herewith. Company hereunder agrees to pay any costs and attorneys' fees (including the allocated cost of in-house counsel) incurred in the enforcement and collection (including without limitation during any bankruptcy or receivership proceeding) of any indebtedness incurred or outstanding hereunder.

         7. No delay or omission by Bank to exercise any right under this agreement or under any document related hereto shall impair such right, nor shall it be construed as a waiver thereof. No waiver of any breach or default shall be deemed a waiver of any subsequent breach or default. Any waiver, consent or approval under this agreement must be in writing to be effective.

         8. This agreement shall be governed by and construed under the laws of the State of California.

         9. This Agreement amends and restates the Third Amendment Security Agreement dated as of February 11, 1992 between Company and Bank of America National Trust and Savings Association, as agent.


         IN WITNESS WHEREOF, the parties hereto have entered into this First Amended and Restated Security Agreement as of June 23, 1994.



                                               PS GROUP, INC.


                                               By: /s/ L. A. Guske
                                                  -----------------------------
                                               Title: Vice President - Finance
                                                     --------------------------



                                               BANK OF AMERICA NATIONAL TRUST
                                               AND SAVINGS ASSOCIATION


                                               By: /s/ Carolyn Simmons
                                                  -----------------------------
                                                         Carolyn Simmons
                                                         Vice President

                                  SCHEDULE 1

                             BANK DEPOSIT ACCOUNT

                                     - 4 -